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                                                                     EXHIBIT 4.2


        REDEEMABLE WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK OF
  NUMBER                                                             WARRANTS
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WA
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                               FACTUAL DATA CORP.
              INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO
                                                             ------------------
                                                             CUSIP 303094 11 4
                                                             ------------------
THIS CERTIFIES THAT, for value received
                                                               SEE REVERSE
                                                        FOR CERTAIN DEFINITIONS

     as registered owner (the "Registered Owner) of this Redeemable Common Stock Purchase Warrant (the "Warrant") is entitled at any time commencing on __________, 1998 (the "Effective Date"), and before 5:00 P.M. Eastern Time, on
____________, 2001, which is the last day of the three year period commencing on the Effective Date, (the "Expiration Date") to subscribe for, purchase and receive for each Warrant specified above one fully paid and nonassessable share of common stock (a "Warrant Share"), of Factual Data Corp. (the "Company"), at the price of __________ per share (the "Exercise Price"), upon presentation and surrender of this Warrant, together with payment of the Exercise Price for the Warrant Shares to be purchased, to the Company at its principal office or to the Company's warrant agent at the warrant agent's principal office in the manner described in the Warrant Agreement (the "Warrant Agreement") between the Company and American Securities Transfer & Trust, Inc.; provided, however, that upon the occurence of any of the events specified in such Warrant Agreement, the rights granted by this Warrant shall be adjusted as specified therein. This Certificate and the Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement.

     Upon exercise of this Warrant, the form of Election to Purchase hereinafter provided must be duly executed, the Exercise Price must be paid in lawful money of the United States of America in cash, certified check, bank draft or wire transfer and the instructions for registration of the Warrant Shares acquired by such exercise must be completed. Subject to the Company's right to extend the Expiration Date, if the rights represented hereby shall not be extended at or before 5:00 P.M. Eastern Time on the Expiration Date, this Warrant shall become null and void without further force or effect, and all rights represented hereby shall cease and expire.

     Commencing one year from the Effective Date, the Company may, at its option, redeem this Warrant in whole for a redemption price of $.05 per Warrant, on 30 days' prior written notice to the Registered Owner, provided, however, the right to redeem this Warrant may be exercised by the Company only in the event
(1) the closing bid price for the Company's Common Stock equals or exceeds _____________ for 20 consecutive trading days immediately preceding any notice of the call for redemption, and the notice is given within five business days of the conclusion of the 20 day trading period, and (2) the Company has a registration statement or a post-effective amendment to an existing registration statement pertaining to the Warrant Shares effective with the Securities and Exchange Commission. In the event the Company exercises its right to redeem this Warrant, the Expiration Date will be deemed to be, and this Warrant will be exercisable until the close of business on, the date fixed for redemption in such notice. If the Warrant has been called for redemption and is not exercised by such time, the Warrant will cease to be exercisable and the Registered Owner hereof will be entitled only to the redemption price.

     Subject to the terms contained herein and in the Warrant Agreement, this Warrant may be assigned or exercised by the Registered Owner in whole or in part by execution by the Registered Owner of the form of Assignment or Election to Purchase, as appropriate, appearing on the reverse side hereof. If the assignment is in whole, the Company shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee expressly evidencing the right to purchase the aggregate number of Warrant Shares purchasable hereunder, and if the assignment be in part, the Company shall execute and deliver to the appropriate assignee a new Warrant or Warrants of like tenor expressly evidencing the right to purchase the portion of the aggregate number of Warrant Shares as shall be contemplated by any such assignment, and shall concurrently execute and deliver to the Registered Owner a new Warrant of like tenor evidencing the right to purchase the remaining portion of Warrant Shares purchasable hereunder which has not been transferred to the assignee.

     In the event this Warrant is exercised in part only, the Company shall cause to be delivered to the Registered Owner a new Warrant of like tenor evidencing the right of the Registered Owner to purchase the number of Warrant Shares purchasable hereunder as to which the Warrant has not been exercised. No fractional shares will be issued upon exercise of the Warrant.

     In no event shall this Warrant (or the Warrant Shares issuable upon full or partial exercise hereof) be offered or sold except in conformity with all applicable state and federal securities laws.

     The Company and the Warrant Agent may deem and treat the Registered Owner hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for all purposes and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. The Registered Owner of this Warrant, as such, shall not have any rights of a shareholder of the Company, either at law or at equity, and the rights of the Registered Owner, as such, are limited to those rights expressly provided in this Warrant Certificate and in the Warrant Agreement. This certificate is not valid unless countersigned by the Warrant Agent.

     The Company has agreed to pay a warrant solicitation fee of 5% of the Exercise Price to broker-dealers under specified conditions upon the exercise of the Warrants represented hereby.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by the duly authorized officers.

     Dated:                                            FACTUAL DATA CORP.



       SECRETARY                    [SEAL]                  PRESIDENT

COUNTERSIGNED AND REGISTERED:
   American Securities Transfer & Trust, Inc.
               P.O. Box 1596
          Denver, Colorado 80201

By __________________________________________________
     Warrant Agent & Registrar Authorized Signature
    .
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FACTUAL DATA CORP.


                                               ELECTION TO PURCHASE

     The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ________________________________________________________ shares of Common Stock of Factual Data Corp. and hereby makes payment of $___________ (at the rate of $_____________ per share) in payment of the Exercise Price pursuant hereto. The undersigned acknowledges that one Warrant must be exercised to purchase one share of Common Stock. Please issue the shares as to which this Warrant is exercised in accordance with the instructions given below. The undersigned represents that the exercise of the within Warrant was solicited by the member firm of the National Association of Securities Dealers, Inc. ("NASD") listed below. If not solicited by an NASD member, the undersigned has written "unsolicited" in the space below. If neither the name of another member firm or "unsolicited" in entered, it will be assumed that exercise was unsolicited.


                                   --------------------------------------------
                                   (Insert Name of NASD Member or "Unsolicited)
Dated:_________________________




                                   Signature:__________________________________


                     INSTRUCTIONS FOR REGISTRATION OF SHARES

  PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER OF OWNER

-----------------------------------------

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Name___________________________________________________________________________
                        (Print in Block Letters)

Address________________________________________________________________________



                                   ASSIGNMENT


       FOR VALUE RECEIVED, ______________________________________________ does hereby sell,assign and transfer unto

  PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER OF OWNER
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 (Please print or Typewrite Name and Address Including Zip Code, of Assignee)

the right to purchase ________________________________ shares of Common Stock of Factual Data Corp. evidenced by the within Warrant, and does hereby irrevocable constitute and appoint

______________________________________________________________________ Attorney
to transfer such right on the books of Factual Data Corp. with full power of substitution in the premises.



Dated:______________________________


                                   Signature:__________________________________


Signature(s) Guaranteed:



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The signature(s) must be guaranteed by an eligible guarantor institution (Banks,
Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.